Exhibit 5.2

[K. Hovnanian Enterprises, Inc. logo]
                  10 Highway 35 . P.O. Box 500 . Red Bank . New Jersey . 07701
                  732.747.7800                                    www.khov.com



                                                          September 25, 2001

Hovnanian Enterprises, Inc.
10 Highway 35
P.O. Box 500
Red Bank, New Jersey  07701

K. Hovnanian Enterprises, Inc.
10 Highway 35
P.O. Box 500
Red Bank, New Jersey  07701

Dear Sirs:

         I am Senior Vice President and General Counsel of Hovnanian Enterprises, Inc., a Delaware corporation ("Hovnanian"), and of K. Hovnanian Enterprises, Inc., a New Jersey corporation ("K. Hovnanian"). A Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), was filed by Hovnanian, K. Hovnanian and certain subsidiaries of Hovnanian (the "Subsidiary Guarantors") with the Securities and Exchange Commission on the date hereof. The Registration Statement relates to the registration of (i) shares of Class A common stock of Hovnanian par value $.01 per share ("Common Stock"); (ii) shares of preferred stock of Hovnanian par value $.01 per share ("Preferred Stock"); (iii) warrants to purchase Common Stock (the "Common Stock Warrants"); (iv) warrants to purchase Preferred Stock (the "Preferred Stock Warrants"); (v) unsecured debt securities of Hovnanian consisting of notes, debentures or other evidence of indebtedness, which may be senior ("Hovnanian Senior Debt Securities"), senior subordinated ("Hovnanian Senior Subordinated Debt Securities") or subordinated ("Hovnanian Subordinated Debt Securities") (collectively, the "Hovnanian Debt Securities"); (vi) warrants to purchase Hovnanian Debt Securities (the "Hovnanian Debt Security Warrants"); (vii) unsecured debt securities of K. Hovnanian consisting of notes, debentures or other evidence of indebtedness, which may be senior ("K. Hovnanian Senior Debt Securities"), senior subordinated ("K. Hovnanian Senior Subordinated Debt Securities") or subordinated ("K. Hovnanian Subordinated Debt Securities") (collectively, the "K. Hovnanian Debt Securities" and, together with the Hovnanian Debt Securities, the "Debt Securities"), which will be fully and unconditionally guaranteed by Hovnanian (the "Hovnanian Debt Guarantee"); (viii) warrants to purchase K. Hovnanian Debt Securities (the "K. Hovnanian Debt Security Warrants" and, together with the Hovnanian Debt Security Warrants, the "Debt Security Warrants"), which will be fully and unconditionally guaranteed by Hovnanian (the "Hovnanian Warrant Guarantee"); (ix) guarantees of the

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Subsidiary Guarantors to be issued in connection with the Debt Securities (the
"Debt Guarantees"); (x) guarantees of the Subsidiary Guarantors to be issued in connection with the Debt Security Warrants, the Common Stock Warrants and the Preferred Stock Warrants (the "Warrant Guarantees"); (xi) contracts for purchase and sale of Common Stock (the "Purchase Contracts"); (xii) Stock Purchase Units of Hovnanian, consisting of a Purchase Contract and either a beneficial interest in Hovnanian Debt Securities or debt obligations of third parties, including U.S. Treasury securities (the "Stock Purchase Units"); and
(xiii) Common Stock, Preferred Stock and Debt Securities, which may be issued upon exercise of the Common Stock Warrants, the Preferred Stock Warrants and the Debt Security Warrants (collectively, "the Securities Warrants"). The Common Stock, the Preferred Stock, the Common Stock Warrants, the Preferred Stock Warrants, the Debt Security Warrants, the Debt Securities, the Hovnanian Debt Guarantee, the Hovnanian Warrant Guarantee, the Debt Guarantees, the Warrant Guarantees, the Purchase Contracts, the Stock Purchase Units and the Securities Warrants are hereinafter referred to collectively (together with any additional securities that may be issued by Hovnanian and/or K. Hovnanian pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Act)) as the "Securities". The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements") and pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $300,000,000.

         In that connection, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates and instruments relating to Hovnanian and K. Hovnanian as I have deemed relevant and necessary to the formation of the opinion hereinafter set forth. In such examination, I have assumed the genuiness and authenticity of all documents examined by me and all signatures thereon, the legal capacity of all persons executing such documents, the conformity to originals of all copies of documents submitted to me and the truth and correctness of any representations and warranties contained therein.

         Based upon the foregoing, I am of the opinion that:

         1. When appropriate action is taken by the Board of Directors of K. Hovnanian, a clearly constituted committee thereof or duly authorized officers of K. Hovnanian (such Board of Directors, committee or authorized officers being referred to herein as the "K. Hovnanian Board"), the K. Hovnanian Senior Debt Securities and the Debt Guarantees thereof, as applicable, will have been duly authorized and, when the indenture among K. Hovnanian, Hovnanian, as guarantor, the Trustee as shall be named therein (the "K. Hovnanian Senior Debt Trustee") and the Subsidiary Guarantors, if applicable (the "K. Hovnanian Senior Indenture"), pursuant to which the K. Hovnanian Senior Debt Securities will be issued has been duly executed and delivered, the K. Hovnanian Senior Debt Securities, when duly executed by K. Hovnanian, authenticated by the K. Hovnanian Senior Debt Trustee in accordance with the terms of the K. Hovnanian Senior Indenture and issued and delivered against payment therefor, will be legally issued and will constitute valid and legally binding obligations of K. Hovnanian entitled to the benefits of the K. Hovnanian Senior Indenture relating thereto; and

                                     -2-

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         2. When appropriate action is taken by the K. Hovnanian Board, the
     K. Hovnanian Senior Subordinated Debt Securities and the Debt Guarantees thereof, as applicable, will have been duly authorized and, when the indenture among K. Hovnanian, Hovnanian, as guarantor, the Trustee as shall be named therein (the "K. Hovnanian Senior Subordinated Debt Trustee") and the Subsidiary Guarantors, if applicable (the "K. Hovnanian Senior Subordinated Indenture"), pursuant to which the K. Hovnanian Senior Subordinated Debt Securities will be issued has been duly executed and delivered, the K. Hovnanian Senior Subordinated Debt Securities, when duly executed by K. Hovnanian, authenticated by the K. Hovnanian Senior Subordinated Debt Trustee in accordance with the terms of the K. Hovnanian Senior Subordinated Indenture and issued and delivered against payment therefor, will be legally issued and will constitute valid and legally binding obligations of K. Hovnanian entitled to the benefits of the K. Hovnanian Senior Subordinated Indenture relating thereto; and

         3. When appropriate action is taken by the K. Hovnanian Board, the
     K. Hovnanian Subordinated Debt Securities and the Debt Guarantees thereof, as applicable, will have been duly authorized and, when the indenture among K. Hovnanian, Hovnanian, as guarantor, the Trustee as shall be named therein (the "K. Hovnanian Subordinated Debt Trustee") and the Subsidiary Guarantors, if applicable (the "K. Hovnanian Subordinated Indenture"), pursuant to which the K. Hovnanian Subordinated Debt Securities will be issued has been duly executed and delivered, the K. Hovnanian Subordinated Debt Securities, when duly executed by K. Hovnanian, authenticated by the K. Hovnanian Subordinated Debt Trustee in accordance with the terms of the K. Hovnanian Subordinated Indenture and issued and delivered against payment therefor, will be legally issued and will constitute valid and legally binding obligations of K. Hovnanian entitled to the benefits of the K. Hovnanian Subordinated Indenture relating thereto; and

         4. When appropriate action is taken by the K. Hovnanian Board, the
     K. Hovnanian Debt Security Warrants and the Warrant Guarantees thereof, if applicable, will have been duly authorized and, when the warrant agreement among K. Hovnanian, Hovnanian as guarantor, the warrant agent named therein and the Subsidiary Guarantors, if applicable, pursuant to which the K. Hovnanian Debt Security Warrants will be issued (the "Warrant Agreement") has been duly executed and delivered, the K. Hovnanian Debt Security Warrants, when duly executed by K. Hovnanian in accordance with the terms of the Warrant Agreement and issued and delivered against payment therefor, will be legally issued and will constitute valid and legally binding obligations of K. Hovnanian entitled to the benefits of the Warrant Agreement relating thereto.

         Simpson Thacher & Bartlett may rely upon this opinion letter insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of the State of New Jersey.

         I am a member of the Bar of the State of New Jersey, and I do not express any opinion herein concerning any law other than the law of the State of New Jersey.

                                      -3-

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         I hereby consent to the filing of this opinion as Exhibit 5 to the
Registration Statement and to the reference under the caption "Legal Matters" in the Prospectus included in the Registration Statement.


                                       Very truly yours,



                                       /s/ Peter S. Reinhart
                                       ----------------------
                                       Peter S. Reinhart
                                       Senior Vice President
                                       General Counsel